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                              EMPLOYMENT AGREEMENT


         THIS EMPLOYMENT AGREEMENT (the "Agreement") is made the ___ day of December, 2001 by and between NEOWARE SYSTEMS, INC., a Delaware corporation ("Employer"), and ANTHONY J. DePAUL ("Employee").

                              W I T N E S S E T H :

         WHEREAS, Employee has been employed by Telcom Assistance Center Corporation ("Telcom"); and

         WHEREAS, Employer and Telcom have entered into an asset purchase agreement dated November __, 2001 (the "Purchase Agreement") which provides for the purchase of substantially all of the assets of Telcom by Employer (the "Purchase"); and

         WHEREAS, the execution of this Agreement by Employee and Employer is a condition to the obligation of Telcom to closing of the Purchase; and

         WHEREAS, Employer desires to employ Employee and Employee desires to accept such employment, all upon and subject to the terms and conditions contained in this Agreement;

         NOW, THEREFORE, the parties to this Agreement, for good and valuable consideration and intending to be legally bound, hereby agree as follows:

         SECTION 1. EMPLOYMENT.

(a) Duties. Employer agrees to employ Employee as the Executive Vice President of Employer responsible for North American Marketing, Sales and Business Development. Employee agrees to perform such duties and services consistent with Employee's position and to perform such other duties and to serve in such capacities at such location as may be determined and assigned to him from time to time by the Chief Executive Officer or Board of Directors of Employer, it being expressly provided that the duties of Employee may be enlarged or diminished, as the Chief Executive Officer or the Board of Directors determines. Employee will use his best efforts to perform his duties and discharge his responsibilities pursuant to this Agreement competently, carefully and faithfully.

         (b) Devotion of Time. Employee will devote his entire time, attention and energies to the affairs of Employer. Employee will not enter the employ of or serve as a consultant to, or in any way perform any services with or without compensation to, any other person, business or organization without the prior written consent of the Board of Directors of Employer, provided that Employee shall be permitted to devote a limited amount of time, without compensation, to charitable or similar activities.

         (c) Former Employment. Employee represents and warrant that he is a party to an employment agreement with Telcom dated September 29, 2000 (the "Telcom Agreement"), and that his performance under the Agreement shall not, in any way, breach or conflict with the terms of the Telcom Agreement in any manner. Employee and Employer further agrees that Employer has not and does not assume any obligation to Employee under the Telcom Agreement, including but not limited to, payment of any severance or other benefits to Employee. Employee hereby releases and forever discharges Employer from any and all claims, actions, demands or lawsuits of any type that he may have which relate in any manner to the Telcom Agreement and agrees to indemnify and hold Employee harmless from and against any cost, loss or expense (including attorneys' fees) arising out of or relating to any breach of the warranty described in this
Section 1(c).

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         SECTION 2. DURATION AND TERMINATION OF EMPLOYMENT.

         (a) Term. The term of this Agreement shall begin as of the date hereof and shall continue for an initial period of two years unless terminated pursuant to this Section 2 hereof, with or without cause, and shall automatically continue thereafter year-to-year unless terminated pursuant to this Section 2 hereof, with or without cause (collectively, the "Term").

         (b) Termination by Employer. Employer may terminate Employee's employment pursuant to this Agreement as follows:

                  (i) If Employee shall die during the Term, Employee's employment shall terminate, except that Employee's legal representatives shall be entitled to receive the base salary provided for under Section 3 hereof prorated to the last day of the month in which Employee's death occurs.

                  (ii) If during the Term, Employee shall become physically or mentally disabled whether totally or partially, so that Employee is unable substantially to perform Employee's services hereunder for a period of four (4) consecutive months, Employer may, by written notice to Employee, terminate Employee's employment hereunder. In the event of Employee's termination pursuant to this Section 2(b)(ii), Employee shall be entitled to receive the payments described in Section 2(c)(i), less any amounts received by Employee from any source for disability-related benefits.

                  (iii) Employer may, by written notice to Employee, terminate Employee's employment hereunder for "cause." For the purposes of this Agreement, "cause" shall mean Employee's termination only upon: (A) Employee's continued neglect of such assigned duties and responsibilities as shall be consistent with the terms of this Agreement or Employee's responsibilities after receipt of a written warning of specific deficiencies and Employee's failure to cure said deficiencies within thirty (30) days; or (B) Employee's engaging in willful misconduct which is demonstrably injurious to Employer; or (C) Employee's committing a felony or an act of fraud against or the misappropriation of property belonging to Employer, or (D) Employee's breaching in any material respect the terms of this Agreement and Employee's failure to cure the breach within thirty (30) days after written notice of the breach from Employer.

                (iv) Employer may terminate Employee's employment hereunder "without cause" upon thirty (30) days prior written notice. A termination "without cause" shall mean the termination of Employee's employment by Employer under this Agreement other than pursuant to Sections 2(b)(i), (ii) or (iii) above.

         (c)      Severance; Change of Control.

                  (i) If Employer terminates this Agreement during the first twenty four (24) months of the Term for any reason other than pursuant to
Section 2(b)(i), (ii) or (iii) above, Employer shall continue Employee's then current annual base salary and health benefits for a period of six (6) months.

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                  (ii) If, during the Term, Employee is not offered employment, for any reason other than for "cause," by Employer's successor on the occurrence of a Change in Control (as defined below), (a) Employee will be entitled, under this Section 2(c)(iii), to payment of the amounts specified in Section 2(c)(i), which shall be in lieu of any payments under Section 2(c)(i), and (b) any options to purchase shares of Employer's Common Stock held by Employee shall become fully exercisable. "Change in Control" shall have the meaning set forth in Section 14 of the Company's Stock Option Plan (the "Stock Option Plan"), a copy of which is attached as Exhibit A.

         (d) Employee Obligations. Notwithstanding the foregoing, no amount will be paid or benefit provided under Section 2(c)(i) or 2(c)(ii) unless and until Employee executes and delivers to Employer a release substantially identical to that attached hereto as Exhibit B and the Revocation Period described therein has expired. In the event that Employee violates any of the provisions of Sections 4 or 6 hereunder, Employer's obligation to make payments under Section 2(c) shall terminate immediately.

         (e) Termination by Employee. Employee may terminate his employment hereunder upon thirty (30) days prior written notice to Employer.

         (f) Survival. Notwithstanding any termination of Employee's employment as provided in this Section 2 or otherwise, the provisions of Sections 4, 5, 6 and 7 shall remain in full force and effect.

         SECTION 3. COMPENSATION.

         (a) Base Salary. Employee's base salary shall be $175,000 per annum, payable in equal, bi-weekly installments, subject to annual review and adjustments at the discretion of the Chief Executive Officer and the Compensation and Stock Option Committee of the Board of Directors.

         (b) Bonus; Options. Employee shall be entitled to participate in any employee bonus pool and stock option plans at the discretion of the Compensation and Stock Option Committee or Board of Directors, as applicable.

         (c) Employee Benefits. Employee shall participate in Employer's standard employee benefit plans (for example, life insurance, disability insurance, health and dental insurance) available to similarly situated employees.

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         SECTION 4. COVENANT NOT TO COMPETE OR SOLICIT.

         (a) Non-Competition. Employee agrees that he will not directly or indirectly engage in (whether as an employee, consultant, proprietor, partner, director or otherwise), or have any ownership interest in, or participate in the financing, operation, management or control of, any person, firm, corporation or business that engages in or (to Employee's knowledge) intends to engage in a "Restricted Business" (as defined below), during the Term of his employment by Employer and for a period of six (6) months following the later of (i) the termination of this Agreement other than pursuant to Section 2(b)(iv) or (ii) the termination of payments under Section 2(c)(i).

         Ownership of (i) no more than five percent (5%) of the outstanding voting stock of a publicly traded corporation, or (ii) any stock presently owned by Employee, shall not constitute a violation of this provision. In addition, this provision shall not apply to Employee's employment by a company if: (i) less than ten percent (10%) of the company's revenues during the prior twelve
(12) months were generated by the Restricted Business and (ii) Employee is not employed by the division or subsidiary engaged in the Restricted Business.

         "Restricted Business" shall mean any business that is engaged in or is preparing to engage in the sale or provision of products and/or services comparable to the products and/or services offered by Employer at any time during Employee's employment with Employer. At the time of the execution of this Agreement, upon consummation of the Purchase, "Restricted Business" is defined as any business involved in the creation, marketing and sale of software, services or solutions for the appliance computing, thin client, server-based computing, MSP or ASP markets.

         (b) Non-Solicitation. With respect to non-solicitation obligations, Employee agrees to be bound by the Non-Solicitation and Confidentiality Agreement between Employer and Employee, the form of which is attached hereto as Exhibit C and incorporated herein, and which shall be executed by Employer and Employee concurrently with this Agreement (the "Non-Solicitation and Confidentiality Agreement").

         (c) Worldwide. The parties acknowledge that the market for products of the type sold by Employer is worldwide, and that, in this market, products from any nation compete with products from all other nations. Accordingly, in order to secure to Employer the benefits of this Section 4, the parties agree that the provisions of this Section 4 shall apply to each of the states and counties of the United States and to each nation worldwide.

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         (d) Severability. The parties intend that the covenants contained in the preceding paragraphs shall be construed as a series of separate covenants, one for each state of the United States, and each nation. If, in any judicial proceeding, a court shall refuse to enforce any of the separate covenants (or any part thereof) deemed included in said paragraphs, then such unenforceable covenant (or such part) shall be deemed eliminated from this Agreement for the purpose of those proceedings to the extent necessary to permit the remaining separate covenants (or portions thereof) to be enforced. In the event that the provisions of this Section 4 should ever be deemed to exceed the time or geographic limitations, permitted by applicable law, then such provisions shall be reformed to the maximum time or geographic limitations, as the case may be, permitted by applicable law.

         (e) Restrictions Reasonable. Employee acknowledges that the restrictions imposed by this Agreement are reasonable and necessary in order to protect the legitimate business interests of Employer and will not preclude Employee from becoming gainfully employed following his termination of employment with Employer.

         SECTION 5. EMPLOYEE'S REPRESENTATIONS.

         Employee represents and warrants to Employer that Employee is familiar with and approves the covenants not to compete and not to solicit set forth in
Section 4, including, without limitation, the reasonableness of the length of time, scope and geographic coverage of those covenants.

         SECTION 6. PROTECTION OF CONFIDENTIAL INFORMATION.

         In view of the fact that the Employee's work for Employer will bring him into close contact with many confidential affairs of Employer not readily available to the public, Employee agrees to be bound by each of the terms and provisions of the Non-Solicitation and Confidentiality Agreement.

         SECTION 7. REMEDIES.

         (a) Employee Violations. If Employee violates any of the provisions of Sections 4 or 6 hereof, Employer shall have the following rights and remedies:

                  (i) In the event of a breach, or a threatened breach, the right and remedy to have the provisions of this Agreement specifically enforced by any court having equity jurisdiction, it being acknowledged and agreed that any such breach or threatened breach will cause irreparable injury to Employer and that money damages will not provide an adequate remedy to Employer;

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                  (ii) In the event of an actual breach, the right to recover damages for all losses, actual and contingent, and the right to require the Employee to account for and pay over to Employer all profits or other benefits (collectively "Benefits") derived or received by the Employee as a result of any transactions constituting such a breach, and the Employee hereby agrees to account for and pay over such Benefits to Employer; and

                  (iii) The immediate termination of Employer's obligation to make payments pursuant to Section 2(c).

         (b) Rights and Remedies Cumulative. Each of the rights and remedies enumerated above shall be independent of the other, and shall be severally enforceable, and all of such rights and remedies shall be in addition to, and not in lieu of, any other rights and remedies available to Employer at law or in equity.

         SECTION 8. INTELLECTUAL PROPERTY.

         (a) Owner of Intellectual Property. Employer shall be the sole owner of all the products and proceeds of the Employee's services to Employer, including, but not limited to, all materials, ideas, concepts, formats, designs, suggestions, developments, arrangements, packages, computer programs, inventions, patent applications, patents, copyrights, trademarks and other intellectual properties (collectively, "Intellectual Property") that Employee may acquire, obtain, develop or create in connection with the Employee's employment hereunder, free and clear of any claims by Employee (or anyone claiming under Employee) of any kind or character whatsoever (other than Employee's right to receive payments hereunder).

         (b) Assistance. Employee shall, at the request of Employer, execute such assignments, certificates or other instruments as Employer may from time to time deem necessary or desirable to evidence, establish, maintain, perfect, protect, enforce or defend its rights, title and interest in or to any such Intellectual Property.

         SECTION 9. MISCELLANEOUS.

         (a) Notices. All notices, reports or other communications required or permitted to be given hereunder shall be in writing to both parties and shall be deemed given on the date of delivery, if delivered, or three days after mailing, if mailed first-class mail, postage prepaid, to the following addresses:

                  (i)      If to Employee:

                           Anthony J. DePaul
                           204 Woods Road
                           Glenside, Pennsylvania 19038

                  (ii)     If to Employer:

                           NEOWARE SYSTEMS, INC.
                           400 Feheley Drive
                           King of Prussia, PA  19406
                           Attention:  President

or to such other address as any party hereto may designate by notice given as herein provided.

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         (b) Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the Commonwealth of Pennsylvania, without regard to its rule or principles relating to conflicts of laws.

         (c) Amendments. This Agreement shall not be changed or modified in whole or in part except by an instrument in writing signed by each party.

         (d) Counterparts. This Agreement may be executed in several counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

         (e) Effect of Headings. The section headings herein are for convenience only and shall not affect the construction or interpretation of this Agreement.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

                                      NEOWARE SYSTEMS, INC.


                                      By:
                                          ------------------------------------
                                               Michael Kantrowitz
                                               President and CEO


                                      EMPLOYEE


                                          ------------------------------------
                                               Anthony J. DePaul


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